77O.   Transactions effected pursuant to Rule 10f-3



-Affiliated Underwriting Syndicate Transactions (Rule 10f-3)
PIMCO Variable Insurance Trust: PVIT
Transactions for the Period from January 1, 2002 to December 31, 2002


Fund
Description
Trade Date
Broker
Syndicate Members
% of Issuance
Purchased Price



PVIT High Yield Bond Portfolio
Boyd Gaming Corp NT 144A W/RRTS
03/27/2002
Broker:
Bank of America
Syndicate Members:
Banc of America Securities LLC
CIBC World Markets
Deutsche Alex Brown
Credit Lyonnais SA
Fleetboston Corporation
Jefferies & Company
Lehman Brothers
Libra Investments
Soctia Capital Incorporated
Societe Generale
US Bancorp Piper Jaffray
Wells Fargo
0.24%
100.0000


PVIT High Yield Bond Portfolio (Continued)
Park Place Entertainment
03/05/2002
Broker:
Bank of America
Syndicate Members:
Banc Of America Securities
Deutsche Alex Brown
Bank of New York
Commerabank Capital Markets Corporation
Credit Suisse First Boston Corporation
Dresdner Kleinwort Wasserstein
First Union Securities
Fleetboston Corporation
Scotia Capital Incorporated
SG Cowen Securities Corporation
Wells Fargo
0.07%
100.0000


PVIT High Yield Bond Portfolio
Tesoro Escrow  Corp
04/03/2002
Broker:
Lehman Brothers
Syndicate Members:
Scotia Capital Inc.
Merril Lynch & Co.
UBS Warburg
Banc of America
CIBC World Markets
Credit Lyonnais
JP Morgan
0.16%
100.0000


PVIT High Yield Bond Portfolio (Continued)
Ventas Realty LP/CAP
04/12/2002
Broker:
UBS Warburg
Syndicate Members:
US Bancorp Piper Jaffrey
BMO Nesbitt Burns Inc.
Deutsche Bank
BNY Capital Markets
Credit Lyonnais
Fleet
Salomon Smith Barney
0.57%
100.0000


PVIT High Yield Bond Portfolio (Continued)
Vintage Petroleum
04/25/2002
Broker:
Salomon Smith Barney
Syndicate Members:
Societe Generale
0.60%
100.0000


PVIT Foreign Bond Portfolio
Fed Home Mtg Gbl Emtn
09/26/2002
Broker:
ABN Amro
Syndicate Members:
UBS AG
Merrill Lynch & Co.
ING
Hypovereinsbank
Deutsche Bank AG
Dresdner Bank AG
Credit Suisse First Bank
CDC Ixis Capital Markets
BNP Paribas Group
Barclays Bank PLC
Banca IMI
Schroder Salomon Smith Barney
Goldman Sachs International
0.00%
99.7270


PVIT Foreign Bond Portfolio
Kredit Fuer Wiederaufbau Glbl
10/30/2002
Broker:
Merrill Lynch & Co.
Syndicate Members:
Dresdner Kleinwort Wasserstein
Merrill Lynch International
Morgan Stanley
ABN Amro
Barclays Capital
Credit Suisse First Boston
Goldman Sachs International
HSBC
J.P. Morgan Securities
Lehman Brothers International (Europe)
Schroder Salomon Smith Barney
HVB Corporates & Markets
0.00%
99.9300


PVIT High Yield Portfolio
Dex Media East Llc
10/30/2002
Broker:
J.P. Morgan Chase Bank
Syndicate Members:
Banc of America Securities
Deutsche Bank Securities
J.P. Morgan Securities
Lehman Brothers
Wachovia Securities Inc.
Bear Stearns & Co. Inc.
ING Bank Nevada
Royal Bank of Scotland
Scotia Capital
Credit Lyonnais Securities
0.09%
100.0000


PVIT High Yield Portfolio (Continued)
Dex Media East Llc
10/30/2002
Broker:
J.P. Morgan Chase Bank
Syndicate Members:
Banc of America Securities
Deutsche Bank Securities
J.P. Morgan Securities
Lehman Brothers
Wachovia Securities Inc.
Bear Stearns & Co. Inc.
ING Bank Nevada
Royal Bank Of Scotland
Scotia Capital
Credit Lyonnais Securities
0.25%
100.0000


PVIT HIgh Yield Portfolio (Continued)
Owens-Brockway Glass
11/05/2002
Broker:
Salomon Smith Barney
Syndicate Members:
Banc of America Securities
Deutsche Bank Securities
Salomon Smith Barney
Banc One Capital Markets
Scotia Capital Inc.
Barclays Capital
BNP Paribas
BNY Capital Markets
Credit Lyonnais Securities
Fleet Securities
Goldman Sachs
Key Capital Markets
Societe Generale
TD Securities
0.31%
100.0000


PVIT High Yield Portfolio (Continued)
Owens-Brockway Glass
12/11/2002
Broker:
Salomon Smith Barney
Syndicate Members:
Banc of America Securities
Deutsche Bank Securities
Salomon Smith Barney
Banc One Capital Markets
Scotia Capital Inc.
Barclays Capital
BNP Paribas
BNY Capital Markets
Credit Lyonnais Securities
Fleet Securities
Goldman Sachs
Key Capital Markets
Societe Generale
TD Securities
0.69%
100.5490



The above securities all trade frequently and have at least two dealers, were not in default, and did not trade flat during the quarter ended June 30, 2002"



The following conditions must be satisfied:

1. A Fund may purchase securities pursuant to Rule 10f-3 only if the securities are:

(i)	part of an issue registered under the Securities Act of 1933 as amended, (the 1933 Act) that is being offered to the public;
(ii)	municipal securities that have received an investment grade rating from at least one nationally recognized statistical rating organization;
(iii)	securities sold in a public offering of securities conducted under the laws of a country other than the United States subject to certain limitations; or
(iv)	securities sold in an offering of securities offered or sold in transactions exempt from registration under section 4(2) of the 1933 Act, or rule 144A or rules 501 to 508 under the 1933 Act to persons that the seller believes to include qualified institutional buyers.

2. The securities must be purchased prior to the end of the first day of the offering, at a price no higher than that paid by other purchasers.

3. The securities must be offered pursuant to a firm commitment underwriting agreement.

4.  The commission, spread or profit received must be reasonable and fair.


5. For securities sold in a public offering in the U.S. or another country, or sold in transactions exempt from U.S. registration, the issuer or its predecessor, must have been in continuous operation for not less than three years.

6. The amount of securities of any class of an issue to be purchased by an investment company, plus other investment companies having the same investment adviser may not exceed 25% of the offering.

7. The security may not be purchased from an officer, director, member of an advisory board, investment adviser or employee of the investment company or from a firm of which any of the foregoing is an affiliate.